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                                                                    EXHIBIT 23.7

                        CONSENT OF LEHMAN BROTHERS INC.

    We hereby consent to the use of our opinion letter dated February 29, 2000 to the Board of Directors of CVC, Inc. (the "Company") attached as Appendix D to the Company's and Veeco Instruments Inc.'s ("Veeco") joint proxy statement/prospectus that forms a part of Veeco's Amendment No. 1 to registration statement of Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus, including under the headings "Joint Proxy Statement/Prospectus Summary--Opinion of Lehman Brothers Inc. Independent Financial Advisor to CVC," "The Merger CVC's Reasons for the Merger" and "The Merger--Opinion of Lehman Brothers Inc. Independent Financial Advisor to CVC." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not hereby admit that we are experts with respect to any part of the registration statement under the meaning of the term "expert" as used in the Securities Act.

                                          LEHMAN BROTHERS INC.

                                          By: /s/ Hartley D. Blaha
                                             -----------------------------------

New York, New York
March 29, 2000